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                                                                EXHIBIT 21.1


                        SUBSIDIARIES OF REGISTRANT


                            JURISDICTION OF
                            INCORPORATION OR             PERCENTAGE OF
      NAME                    ORGANIZATION            CAPITAL STOCK OWNED
     ------                 ----------------          -------------------

Bigburger Sao                   Brazil                       100%
 Paulo Lanchonetes Ltda.

Bigburger Goiania               Brazil                       100%
 Lanchonetes Ltda.